Exhibit 23.2

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Preston Corp.

We consent to the use in this Registration Statement on Form S-1 of our report dated January 21, 2014, relating to the financial statements of Preston Corp., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under heading “Experts” in such Prospectus.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

February 13, 2014